                               As Filed with the
                     Securities and Exchange Commission on
                                  May 16, 2000
                           Registration No. 33-95156

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 4

                                       To
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ----------------------------------------

                 WOLVERINE ENERGY 1998-1999 DEVELOPMENT PROGRAM

            Wolverine Energy 1998-1999(A) Development Company, L.L.C. Wolverine Energy 1998-1999(B) Development Company, L.L.C. Wolverine Energy 1998-1999(C) Development Company, L.L.C. Wolverine Energy 1998-1999(D) Development Company, L.L.C. Wolverine Energy 1998-1999(E) Development Company, L.L.C. Wolverine Energy 1998-1999(F) Development Company, L.L.C. Wolverine Energy 1998-1999(G) Development Company, L.L.C. Wolverine Energy 1998-1999(H) Development Company, L.L.C. Wolverine Energy 1998-1999(I) Development Company, L.L.C. Wolverine Energy 1998-1999(J) Development Company, L.L.C.
            ---------------------------------------------------------
   (Exact name of registrants as specified in their Articles of Organization)

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
                Michigan                             1311                            To be applied for
     (State or Other jurisdiction of     (Primary Standard Industrial        (IRS Employer Identification Nos)
      incorporation or organization       Classification Code Number)
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                       4660 South Hagadorn Road, Suite 230
                          East Lansing, Michigan 48823
                                 (517) 351-4444
                   (Address, including zip code, and telephone
              number, including area code of registrants' principal
                               executive offices)

                                 Iris K. Linder
                     Fraser Trebilcock Davis & Foster, P.C.
                          1000 Michigan National Tower
                             Lansing, Michigan 48933
                                 (517) 377-0803
               (Address, including zip code, and telephone number
                   including area code, of agent for service)

                   -------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: X

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

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                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------

                                                         Proposed maximum      Proposed maximum         Amount of
     Title of Securities to be         Amount to be     offering price per    aggregate offering      registration
            registered                registered(1)          unit(2)               price(1)               fee(3)
----------------------------------------------------------------------------------------------------------------------
Membership Interests                           15,000                $1,000           $15,000,000           $5,172.41
----------------------------------------------------------------------------------------------------------------------
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(1)      This Registration Statement covers all Limited Liability Company
         Membership Interests that may be acquired by investors, whether as limited liability Interests or as general liability Interests.
(2)      Subscriptions will be accepted in the minimum amount of five Interests
         ($5,000), subject to certain lower requirements for investments by IRAs and Keogh Plans and certain state law requirements.
(3)      Previously paid.

                       -----------------------------------

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to its Registration Statement No. 33-95156 on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Lansing, State of Michigan, on the 15th day of May, 2000.

                                     WOLVERINE ENERGY 1998-1999 DEVELOPMENT
                                     PROGRAM, by: Wolverine Energy, LLC, Manager


                                     By: /s/ George H. Arbaugh, Jr.
                                         ------------------------------
                                         George H. Arbaugh, Jr.,
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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

          Signature                          Title                                   Date
          ---------                          -----                                   ----
By: /s/ George H. Arbaugh, Jr.     President, Chief Executive Officer,           May 15, 2000
                                   Chief Accounting Officer and sole
                                   Director

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